UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report: July 2, 2007
(Date of earliest event reported)
AGILYSYS, INC.

(Exact name of registrant as specified in its charter)

Ohio	000-5734	34-0907152

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2255 Glades Road, Suite 301 E, Boca Raton, Florida	33431

(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code: (561) 999-8700
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
On July 2, 2007 Agilysys, Inc. and its wholly-owned subsidiary, Agilysys NJ, Inc. (the “Company”), completed the acquisition of Innovative System Design, Inc. (“Innovative”), pursuant to the Agreement and Plan of Merger between the Company and Innovative dated May 25, 2007 (the “Agreement”). The acquisition price was $100 million in cash, subject to a working capital adjustment. If the Closing Working Capital, as defined in the Agreement, is less than the Working Capital Target, as defined in the Agreement, the former stockholders of Innovative will pay the Company the amount of such shortfall. For a period of 18 months following the closing, $7.5 million of the purchase price will be held in escrow, and such amount may be used to pay any working capital adjustment due to the Company or to cover certain indemnification payments which the former stockholders of Innovative may be required to make to the Company. If the Closing Working Capital is greater than the Working Capital Target, the Company will pay the former stockholders of Innovative the amount of such excess.
In addition to the $100 million purchase price, the Company will pay an earn-out of two dollars for every dollar of earnings before interest, taxes, depreciation, and amortization, or EBITDA, greater than $50 million in cumulative EBITDA over the first two years after consummation of the acquisition. The earn-out will be limited to a maximum payout of $90 million.
There are no material relationships between the Company or its affiliates and Innovative other than in respect of the Agreement.
This brief description of the Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Agreement, which was filed with the Securities and Exchange Commission on Form 8-K on June 1, 2007.
The financial statement and pro forma financial information required by Item 9.01 is not included in this Form 8-K. The Company will provide the required financial statement and pro forma financial information in an amendment to this Form 8-K within the allowable timeframe.
Item 7.01 Regulation FD Disclosure
On July 2, 2007, the Company issued a press release announcing that it completed the acquisition of Innovative. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

99.1	Press release issued by the Company dated July 2, 2007, announcing that it completed the acquisition of Innovative.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILYSYS, INC.
By:	/s/ Martin F. Ellis
Martin F. Ellis
Executive Vice President, Treasurer and Chief Financial Officer

Date: July 6, 2007

Exhibit Index

Exhibit Number	Description

99.1	Press release issued by the Company dated July 2, 2007, announcing that it completed the acquisition of Innovative.